Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

IGM BIOSCIENCES, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the Amended and Restated 2018 Omnibus Incentive Plan	Rule 457(c) and Rule 457(h)	1,723,292 (2)	$15.63 (4)	$26,935,053.96	$110.20 per $1,000,000	$2,968.25
Equity	Common Stock, $0.01 par value per share, reserved for issuance pursuant to the Amended and Restated 2019 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	430,823 (3)	$13.29 (5)	$5,725,637.67	$110.20 per $1,000,000	$630.97
Total Offering Amounts			2,154,115		$32,660,691.63		$3,599.22
Total Fee Offsets							— (6)
Net Fee Due							$3,599.22

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2018 Omnibus Incentive Plan (the “2018 Plan”) and the Amended and Restated 2019 Employee Stock Purchase Plan (the “2019 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Represents an automatic annual increase on January 1, 2023 to the number of shares of the Registrant’s common stock reserved for issuance under the 2018 Plan, which annual increase is provided for in the 2018 Plan.

(3) Represents an automatic annual increase on January 1, 2023 to the number of shares of the Registrant’s common stock reserved for issuance under the 2019 ESPP, which annual increase is provided for in the 2019 ESPP.

(4) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $15.63 per share, which represents the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Select Stock Market on March 24, 2023.

(5) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $15.63 per share, which represents the average of the high and low sale prices of the Registrant’s common stock as reported on the Nasdaq Global Select Stock Market on March 24, 2023.

(6) The Registrant does not have any fee offsets.